Exhibit 16.1

letterhead of Thayer O’Neal Company, LLC

April 13, 2018

Securities and Exchange Commission
Washington, DC

We agree with the statements in the attached Form 8-K of Alfacourse, Inc. related to Thayer O’Neal Company, LLC

Respectfully,

/s/ Thayer O’Neal Company, LLC

Thayer O’Neal Company, LLC